UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2019

CITIZENS FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36636	05-0412693
(State or other jurisdiction of incorporation )	(Commission File No.)	(IRS Employer Identification No.)

One Citizens Plaza Providence, RI		02903
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (401) 456-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01   Other Events.

On January 18, 2019, Citizens Financial Group, Inc. (“CFG” or “Citizens”) reported fourth quarter net income of $465 million, or $0.96 per diluted common share, compared with fourth quarter 2017 net income of $666 million, or $1.35 per diluted common share. Fourth quarter 2018 results reflect a net $9 million after-tax reduction, or ($0.02) per fully diluted share, from notable items compared with a net $317 million after-tax benefit, or $0.64 per share, in fourth quarter 2017. Fourth quarter 2018 Return on Average Tangible Common Equity* (“ROTCE”) of 13.8% compares with fourth quarter 2017 of 19.9%.

Full year 2018 net income available to common stockholders of $1.7 billion and diluted EPS of $3.52 compares with $1.6 billion and diluted EPS of $3.25 in 2017. 2018 ROTCE* of 12.9% compares with 12.3% in 2017. 2018 results reflect a net $16 million after-tax reduction, or ($0.04) per fully diluted share, from notable items compared with a net $340 million after-tax benefit, or $0.67 per share, in 2017.

Excluding notable items, on an Underlying basis,* fourth quarter 2018 net income available to common stockholders of $459 million, or $0.98 per diluted share, increased 32% and 38%, respectively, from fourth quarter 2017 and increased 4% and 5%, respectively, from third quarter 2018. Underlying fourth quarter 2018 ROTCE* of 14.1% improved from 10.4% in fourth quarter 2017 and 13.5% in third quarter 2018. On an Underlying basis,* full year 2018 net income available to common stockholders of $1.7 billion increased 32% and diluted EPS of $3.56 increased 38% from 2017 levels. On an Underlying basis,* 2018 ROTCE of 13.1% compares with 9.8% in 2017.

*Please see important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, at the end of this report for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. Where there is a reference to “Underlying” results in a paragraph, all measures that follow these references are on the same basis, when applicable. References to “Underlying results excluding FAMC” exclude the impact of the August 1, 2018 FAMC acquisition and notable items, as applicable. Additional information regarding the impact of the FAMC acquisition and notable items may be found in the Notable Items portion of this release. Throughout this release, references to consolidated and/or commercial loans and loan growth include leases. Loans held for sale are also referred to as LHFS. Current reporting-period regulatory capital ratios are preliminary. Select totals may not foot due to rounding.

Citizens’ board of directors has declared a 19% increase in its quarterly cash dividend to $0.32 per common share. The first quarter dividend is now 45% higher than a year ago. The dividend is payable on February 14, 2019 to shareholders of record at the close of business on January 31, 2019.

Fourth Quarter 2018 vs. Third Quarter 2018

Key Highlights

•

Fourth quarter highlights include ROTCE of 13.8% and Underlying ROTCE* of 14.1%. Underlying results excluding the impact of notable items and Franklin American Mortgage Company (“FAMC”)* reflect revenue growth of 2%, driven by strength in noninterest income and net interest income given average loan growth of 2% and a three basis point improvement in net interest margin.

•

Fourth quarter 2018 results reflect a net $9 million after-tax reduction, or ($0.02) per fully diluted share, from notable items compared with a net $7 million after-tax reduction, or ($0.02) per share, in third quarter 2018.

•

Results reflect an efficiency ratio of 59.7%, which includes the impact of $45 million of notable expense items and a 93 basis point impact tied to the FAMC acquisition. Excluding the impact of notable items and FAMC, the Underlying efficiency ratio* improved by 118 basis points to 55.8% given strong expense discipline with positive operating leverage of 2.1%.

•	Tangible book value per common share of $28.73 increased by 4%. Fully diluted average common shares outstanding decreased by 8.5 million shares.

Results

•	Total revenue of $1.6 billion increased 2%, reflecting strength in noninterest income and net interest income.

•	Net interest income of $1.2 billion increased $24 million, reflecting 2% average loan growth and a three basis point improvement in net interest margin to 3.22% from third quarter levels.

•

Net interest margin of 3.22% reflects improved yields on interest-earning assets, including the benefit of higher short-term interest rates and balance sheet optimization, partially offset by higher funding costs.

•

Noninterest income of $421 million increased $5 million. Excluding the impact of notable items and FAMC,* noninterest income of $393 million remained relatively stable, as strength in foreign exchange and interest rate products and letter of credit and loan fees was largely offset by a reduction in mortgage banking and capital markets fees.

•

Noninterest expense of $951 million increased $41 million driven by a $46 million increase tied to the FAMC acquisition and notable items. Excluding the impact of notable items and FAMC,* noninterest expense of $871 million decreased by $5 million as a reduction in other operating expense, largely tied to a reduction in FDIC insurance expense, and lower occupancy expense were partially offset by seasonally higher outside services and an increase in salaries and employee benefits tied to growth initiatives.

•	Provision for credit losses of $85 million increased modestly from relatively low third quarter levels.

•	Preferred dividends increased $8 million reflecting the impact of second and fourth quarter issuances.

•	Efficiency ratio of 59.7%; 56.7% on an Underlying basis,* compares with 57.6% in third quarter 2018.

•	ROTCE of 13.8%, improved from 13.3% in the third quarter 2018; ROTCE of 14.1% on an Underlying basis,* compares with 13.5% in third quarter 2018.

Balance Sheet

•	Average interest-earning assets increased $1.6 billion, reflecting a $1.9 billion, or 2%, increase in loans, with strength in commercial and retail.

•	Average deposits increased $727 million, given growth in savings and term.

•	Nonperforming loans and leases (“NPLs”) to total loans and leases ratio of 0.68% improved from 0.73%, reflecting a reduction in commercial NPLs. Allowance coverage of NPLs increased to 156% from 149%.

•	Net charge-offs of 29 basis points were stable with third quarter levels.

•	Capital strength remains robust, with a preliminary common equity tier 1 (“CET1”) risk-based capital ratio of 10.6%.

•	Repurchased 8.25 million shares of common stock in the quarter, and including common dividends, returned $427 million in capital to shareholders.

•	Average loan-to-deposit ratio remained relatively stable at 98.4%; Period-end loan-to-deposit ratio improved to 97.6%.

Fourth Quarter 2018 vs. Fourth Quarter 2017

Key Highlights

•

Fourth quarter results reflect a 32% decrease in net income available to common stockholders driven by the fourth quarter 2017 benefit of Tax Legislation and other notable items. Underlying net income available to common stockholders* increased 32%, led by revenue growth of 9%, with a 9% increase in net interest income and a 10% increase in noninterest income.

•

Including the impact of notable items, results reflect operating leverage of 1.5%, an efficiency ratio of 59.7% and ROTCE of 13.8%.* Excluding the impact of notable items and FAMC,* operating leverage of 5.0% reflects continued strong focus on top-line growth and expense management, while the efficiency ratio improved by 2.7% to 55.8% and ROTCE improved by 3.6% to 14.0%.*

•	Fully diluted average common shares outstanding decreased by 24.7 million shares.

Results

•

Total revenue increased $109 million, or 7%; on an Underlying basis,* total revenue increased $131 million, or 9%. Total revenue, excluding the impact of notable items and FAMC,* increased $95 million, or 6%.

•	Net interest income increased 9% given 5% growth in average loans and a 14 basis point improvement in net interest margin.

•

Net interest margin of 3.22% reflects improved loan yields driven by the continued focus on balance sheet optimization and the benefit of higher rates, partially offset by an increase in funding costs.

•

Noninterest income of $421 million increased $17 million. Excluding the impact of notable items and FAMC,* noninterest income increased 2% as strength in card fees, letter of credit and loan fees and capital markets fees was partially offset by a reduction in mortgage banking fees, and other income.

•

Noninterest expense increased 6% from fourth quarter 2017 driven by the $40 million impact of the FAMC acquisition and notable items. Excluding the impact of notable items and FAMC,* noninterest expense increased 2%, driven by a $24 million increase in salaries and employee benefits tied to the impact of our strategic growth initiatives and an increase in amortization of software and equipment and outside services expense. These increases were partially offset by lower other operating expense, largely due to lower FDIC insurance and pension costs, as well as lower occupancy expense.

•	Provision for credit losses was relatively stable with fourth quarter 2017 levels, reflecting strong overall portfolio credit quality.

•	ROTCE of 13.8% compares with 19.9% for fourth quarter 2017. Underlying ROTCE of 14.1% improved by 3.7% from 10.4%.*

Balance Sheet

•

Average interest-earning assets increased $5.3 billion, or 4%, driven by loan growth of 5%, which reflects a 2% increase in retail and a 8% increase in commercial. Interest-earning assets, excluding the impact of FAMC,* increased 3%.

•

Average deposits increased $4.0 billion, or 4%, on strength in term, savings, demand deposits and checking with interest. Citizens Access deposits ended the year at $3.0 billion and averaged $2.0 billion for the quarter.

•	NPLs to total loans and leases ratio of 0.68% improved from 0.79%, reflecting a decrease in retail and commercial. Allowance coverage of NPLs of 156% improved from 142%.

•	Net charge-offs of 29 basis points of loans remained relatively stable with fourth quarter 2017 levels, reflecting continued risk discipline and a strong economy.

2018 vs. 2017

Key Highlights

•	Full year 2018 net income available to common stockholders of $1.7 billion increased $54 million, or 3%, while diluted EPS of $3.52 compares with $3.25 in 2017.

•	2018 results reflect a net $16 million after-tax reduction, or ($0.04) per fully diluted share, from notable items compared with a net $340 million after-tax benefit, or $0.67 per share, in 2017.

•	On an Underlying basis,* full year 2018 net income available to common stockholders of $1.7 billion increased 32% and diluted EPS of $3.56 increased 38% from 2017 levels.

•	ROTCE of 12.9% improved by 0.6%. Underlying ROTCE of 13.1% increased by 3.3%.*

Results

•

Total revenue of $6.1 billion increased $421 million, or 7%. Underlying revenue growth* of $432 million, or 8%, was driven by a 9% increase in net interest income and a 5% increase in noninterest income. Total Underlying revenue, excluding the impact of FAMC,* of $6.1 billion, increased $370 million, or 6%.

•	Net interest income results reflect 4% average loan growth and a 17 basis point improvement in net interest margin.

•

Noninterest income of $1.6 billion increased 4%. Excluding the impact of notable items and FAMC,* noninterest income increased 1%, reflecting strength in foreign exchange and interest rate products, trust and investment services fees and card fees, partly offset by lower capital markets fees, mortgage fees and other income.

•

Noninterest expense of $3.6 billion increased 4% driven by the $59 million impact of the FAMC acquisition and notable items. On an Underlying basis, excluding the impact of FAMC,* noninterest expense of $3.5 billion increased 3%.

•

Efficiency ratio of 59.1% improved 181 basis points. On an Underlying basis,* the efficiency ratio of 58.1% improved by 1.8%. On an Underlying basis and excluding the impact of FAMC, the efficiency ratio of 57.7% improved by 2.2% and positive operating leverage was 4.0%.

•	Capital strength remains robust, with a common equity tier 1 (“CET1”) risk-based capital ratio of 10.6%, compared with 11.2% at year-end 2017.

•	Tangible book value per common share was $28.73, up 5%.

•	Returned $1.5 billion to common shareholders including dividends and share repurchases, a 31% increase.

Year-over-Year update on Plan Execution

Consumer Banking

•

Continued balance sheet momentum, with 3% average loan growth, highlighted by improving mix toward more attractive risk-adjusted return categories and 4% average deposit growth, including 5% growth in demand deposits.

•	Citizens Access™, our new digital platform has attracted $3.0 billion in deposits through fourth quarter 2018; 96% of the balances are new to Citizens.

•

Wealth management business continues to add capabilities highlighted by the acquisition of Clarfeld Financial Advisors LLC which closed in January, 2019. Continued progress with managed money revenue up 24% and financial advisors up 6%.

•	Continued progress on integration of FAMC, while overall conforming mortgage origination mix improved to 80% in 4Q18.

Commercial Banking

•

Continued strong balance sheet performance with average loan growth of 6%, driven by our geographic, product and client-focused expansion strategies as well as strength in Commercial Real Estate. Average deposits up 2%.

•

Continue to benefit from investments to drive growth and diversification in fee income, highlighted by a 56% increase in M&A fees, a 16% increase in foreign exchange and interest rate products and a 18% increase in Commercial card fees. Achieved record number of Lead/Joint Lead Arranger transactions in loan syndications, up 9%.Capital Markets revenues held up reasonably well given weak debt capital markets conditions in fourth quarter 2018.

Efficiency and balance sheet optimization initiatives

•	Continued good progress on Tapping Our Potential (TOP) V Program, which is on track to meet end of 2019 run-rate pre-tax benefit of approximately $90-$100 million.

•

Balance Sheet Optimization initiatives to shift loan portfolio mix to higher-return categories continue to deliver benefits, with an estimated impact of approximately 5 basis points on net interest margin for full-year over year.

Earnings highlights: Reported Results:

	Quarterly trends							Full Year
				4Q18 change from						2018 change
($s in millions, except per share data)	4Q18	3Q18	4Q17	3Q18		4Q17		2018	2017	from 2017

Earnings				$		$		$	$	$
Net interest income	$1,172	$1,148	$1,080	$24		$92		$4,532	$4,173	$359
Noninterest income	421	416	404	5		17		1,596	1,534	62
Total revenue	1,593	1,564	1,484	29		109		6,128	5,707	421
Noninterest expense	951	910	898	41		53		3,619	3,474	145
Pre-provision profit	642	654	586	(12)		56		2,509	2,233	276
Provision for credit losses	85	78	83	7		2		326	321	5

Net income	465	443	666	22		(201)		1,721	1,652	69
Preferred dividends	15	7	—	8		15		29	14	15
Net income available to common stockholders	$450	$436	$666	$14		$(216)		$1,692	$1,638	$54

After-tax notable Items	(9)	(7)	317	(2)		(326)		(16)	340	(356)

Underlying net income available to common stockholders*	$459	$443	$349	$16		$110		$1,708	$1,298	$410

Average common shares outstanding
Basic (in millions)	467.3	476.0	492.1	(8.6)		(24.8)		478.8	502.2	(23.3)
Diluted (in millions)	469.1	477.6	493.8	(8.5)		(24.7)		480.4	503.7	(23.3)
Diluted earnings per share	$0.96	$0.91	$1.35	$0.05		$(0.39)		$3.52	$3.25	$0.27

Underlying diluted earnings per share*	$0.98	$0.93	$0.71	$0.05		$0.27		$3.56	$2.58	$0.98

Key performance metrics*
Net interest margin	3.22%	3.19%	3.08%	3	bps	14	bps	3.19%	3.02%	17	bps
Effective income tax rate	16.5	23.2	(32.4)	(671)		4,885		21.2	13.6	754
Efficiency ratio	60	58	61	149		(83)		59	61	(181)
Underlying efficiency ratio*	57	58	59	(92)		(180)		58	60	(183)
Return on average common equity	9.2	8.8	13.5	34		(430)		8.6	8.3	27
Return on average tangible common equity	13.8	13.3	19.9	56		(607)		12.9	12.3	59
Underlying return on average tangible common equity*	14.1	13.5	10.4	61		368		13.1	9.8	327
Return on average total assets	1.17	1.13	1.75	4		(58)		1.11	1.10	1
Underlying return on average total tangible assets	1.24%	1.20%	0.96%	4	bps	28	bps	1.17%	0.91%	26	bps

Capital adequacy(1,2)
Common equity tier 1 capital ratio	10.6%	10.8%	11.2%					10.6%	11.2%
Total capital ratio	13.3	13.4	13.9					13.3	13.9
Tier 1 leverage ratio	10.0%	9.9%	10.0%					10.0%	10.0%

Asset quality(2)
Total nonperforming loans and leases as a % of total loans and leases	0.68%	0.73%	0.79%	(5	) bps	(11	) bps	0.68%	0.79%	(11	) bps
Allowance for loan and lease losses as a % of loans and leases	1.06	1.08	1.12	(2)		(6)		1.06	1.12	(6)
Allowance for loan and lease losses as a % of nonperforming loans and leases	156	149	142	7		NM		156	142	NM
Net charge-offs as a % of average loans and leases	0.29%	0.30%	0.28%	(1	) bps	1	bps	0.28%	0.28%	—	bps

1) Current reporting-period regulatory capital ratios are preliminary.

2) Capital adequacy and asset-quality ratios calculated on a period-end basis, except net charge-offs.

Notable items:

Fourth quarter and full year 2018 and 2017 results reflect notable items largely related to the impact of 2017 tax reform and our Tapping Our Potential (“TOP”) initiatives which have been excluded from reported results to better reflect Underlying operating results.* Fourth quarter 2018 reported results include the impact of a further benefit resulting from December 2017 Tax Legislation partially offset by other notable items, primarily associated with TOP and real estate efficiency initiatives.

Notable items* - primarily tax/ TOP	4Q18			4Q17			FY2018			FY2017
($s in millions, except per share data)	Pre-tax	After-tax	EPS	Pre-tax	After-tax	EPS	Pre-tax	After-tax	EPS	Pre-tax	After-tax	EPS

Tax and tax-related notable items*
Tax notable items*	$—	$29	$0.06	$—	$331	$0.67	$—	$29	$0.06	$—	$354	$0.70
Colleague bonus - Salaries & benefits	—	—	—	(12)	(7)	(0.02)	—	—	—	(12)	(7)	(0.02)
Foundation grant - Other expense	—	—	—	(10)	(6)	(0.01)	—	—	—	(10)	(6)	(0.01)

Net tax and tax-related notable items*	$—	$29	$0.06	$(22)	$318	$0.64	$—	$29	$0.06	$(22)	$341	$0.67

Other notable items
Noninterest income	$(1)	$(1)	$—	$17	$10	$0.02	$(1)	$(1)	$—	$17	$10	$0.02
Salaries & benefits	(2)	(2)	(0.01)	(5)	(3)	(0.01)	(2)	(2)	(0.01)	(5)	(3)	(0.01)
Occupancy	(14)	(10)	(0.02)	—	—	—	(14)	(10)	(0.02)	—	—	—
Equipment	(3)	(2)	—	—	—	—	(3)	(2)	—	—	—	—
Outside services	(14)	(11)	(0.02)	(12)	(7)	(0.01)	(14)	(11)	(0.02)	(12)	(7)	(0.01)
Other expense	—	—	—	(1)	(1)	—	—	—	—	(1)	(1)	—

Noninterest expense - TOP efficiency & other actions	$(33)	$(25)	$(0.05)	$(18)	$(11)	$(0.02)	$(33)	$(25)	$(0.05)	$(18)	$(11)	$(0.02)

Total notable items, ex-FAMC integration costs	$(34)	$3	$0.01	$(23)	$317	$0.64	$(34)	$3	$0.01	$(23)	$340	$0.67

Additionally, fourth quarter and full year 2018 results reflect integration costs tied to the August 1, 2018 FAMC acquisition as detailed in the table below.

Notable items - FAMC Integration costs*	4Q18			3Q18			FY2018

($s in millions, except per share data)	Pre-tax	After-tax	EPS	Pre-tax	After-tax	EPS	Pre-tax	After-tax	EPS

FAMC integration costs
Noninterest income	$(4)	$(3)	$(0.01)	$—	$—	$—	$(4)	$(3)	$(0.01)
Salaries & benefits	(4)	(3)	(0.01)	(5)	(4)	(0.01)	(9)	(7)	(0.02)
Occupancy	(2)	(1)	—	—	—	—	(2)	(1)	—
Outside services	(5)	(4)	(0.01)	(1)	(1)	—	(6)	(5)	(0.01)
Other expense	(1)	(1)	—	(3)	(2)	(0.01)	(4)	(3)	(0.01)

Noninterest expense	$(12)	$(9)	$(0.02)	$(9)	$(7)	$(0.02)	$(21)	$(16)	$(0.04)

Total FAMC integration costs	$(16)	$(12)	$(0.03)	$(9)	$(7)	$(0.02)	$(25)	$(19)	$(0.05)

Total notable items*	$(50)	$(9)	$(0.02)	$(9)	$(7)	$(0.02)	$(59)	$(16)	$(0.04)

Total notable items*	4Q18			3Q18			4Q17			FY2018			FY2017

($s in millions, except per share data)	Pre-tax	After-tax	EPS	Pre-tax	After-tax	EPS	Pre-tax	After-tax	EPS	Pre-tax	After-tax	EPS	Pre-tax	After-tax	EPS

Total notable items*	$(50)	$(9)	$(0.02)	$(9)	$(7)	$(0.02)	$(23)	$317	$0.64	$(59)	$(16)	$(0.04)	$(23)	$340	$0.67

The following table provides information on Underlying results excluding the impact of notable items and the FAMC acquisition.*

Underlying results/impact of the FAMC acquisition:*

	Quarterly Trends							Full Year

				4Q18 change from						2018 change

($s in millions, except per share data)	4Q18	3Q18	4Q17	3Q18		4Q17		2018	2017	from 2017

Net interest income	$1,172	$1,148	$1,080	2%		9%		$4,532	$4,173	9%
Noninterest income	426	416	387	2		10		1,601	1,528	5

Total revenue	$1,598	$1,564	$1,467	2%		9%		$6,133	$5,701	8%
FAMC impact	36	26	—	38		NM		62	—	NM

Revenue excluding FAMC impact	$1,562	$1,538	$1,467	2%		6%		$6,071	$5,701	6%

Noninterest expense	$951	$910	$898	5%		6%		$3,619	$3,474	4%
Notable items tied to FAMC and other*	45	9	40	NM		13		54	55	(2)

Underlying noninterest expense*	906	901	858	1%		6%		3,565	3,419	4%
Base FAMC impact	35	25	—	40		NM		60	—	NM

Underlying noninterest expense excluding FAMC*	$871	$876	$858	(1	) %	2%		$3,505	$3,419	3%

Pre-provision profit	$642	$654	$586	(2	) %	10%		$2,509	$2,233	12%
Underlying pre-provision profit *	692	663	609	4		14		2,568	2,282	13
Underlying pre-provision profit excluding FAMC*	691	662	609	4		13		2,566	2,282	12
Provision for credit losses	85	78	83	9		2		326	321	2
Net income available to common stockholders	450	436	666	3		(32)		1,692	1,638	3
Underlying net income available to common stockholders*	459	443	349	4		32		1,708	1,298	32
Key performance metrics*

Diluted EPS	$0.96	$0.91	$1.35	5%		(29)%		$3.52	$3.25	8%
Underlying EPS*	$0.98	$0.93	$0.71	5		38		$3.56	$2.58	38
Efficiency ratio	60%	58%	61%	149	bps	(83	) bps	59%	61%	(181	) bps
Underlying efficiency ratio*	57	58	59	(92)		(180)		58	60	(183)
Underlying efficiency ratio excluding FAMC*	56%	57%	59%	(118	) bps	(273	) bps	58%	60%	(222	) bps
Operating leverage				(2.6	) %	1.5%				3.2%
Underlying operating leverage*				1.6		3.4				3.3
Underlying operating leverage excluding FAMC*				2.1%		5.0%				4.0%

Discussion of results:

Net interest income				4Q18 change from
($s in millions)	4Q18	3Q18	4Q17	3Q18			4Q17

				$		%	$		%

Interest income:
Interest and fees on loans and leases and loans held for sale	$1,362	$1,303	$1,130	$59		5%	$232		21%
Investment securities	172	167	156	5		3	16		10
Interest-bearing deposits in banks	8	7	5	1		14	3		60

Total interest income	$1,542	$1,477	$1,291	$65		4%	$251		19%

Interest expense:
Deposits	$245	$214	$130	$31		14%	$115		88%
Federal funds purchased and securities sold under agreements to repurchase	2	2	1	—		—	1		100%
Other short-term borrowed funds	15	19	9	(4)		(21)	6		67
Long-term borrowed funds	108	94	71	14		15	37		52

Total interest expense	$370	$329	$211	$41		12%	$159		75%

Net interest income	$1,172	$1,148	$1,080	$24		2%	$92		9%

Net interest margin	3.22%	3.19%	3.08%	3	bps		14	bps

Fourth quarter 2018 net interest income of $1.2 billion increased $24 million, or 2%, from third quarter 2018, given a 2% increase in average loans and loans held for sale and a three basis point improvement in net interest margin to 3.22%. The improvement in net interest margin reflects higher loan yields tied to higher rates, partially offset by increased deposit and funding costs.

Compared with fourth quarter 2017, net interest income increased $92 million, or 9%, driven by 5% average loan growth and a 14 basis point improvement in net interest margin. The improvement in net interest margin reflects higher interest-earning asset yields given higher rates and continued mix shift towards higher-yielding assets, partially offset by higher deposit and funding costs. Net interest margin, excluding the impact of FAMC,* improved 15 basis points to 3.23%.

Noninterest Income				4Q18 change from
($s in millions)	4Q18	3Q18	4Q17	3Q18		4Q17

				$	%	$	%

Service charges and fees	$131	$131	$131	$—	—%	$—	—%
Card fees	62	61	56	1	2	6	11
Capital markets fees	45	47	42	(2)	(4)	3	7
Trust and investment services fees	43	45	42	(2)	(4)	1	2
Mortgage banking fees	51	49	28	2	4	23	82
Letter of credit and loan fees	34	32	31	2	6	3	10
Foreign exchange and interest rate products	34	31	32	3	10	2	6
Securities gains, net	6	3	2	3	100	4	200
Other income(1)	15	17	40	(2)	(12)	(25)	(63)

Noninterest income	$421	$416	$404	$5	1%	$17	4%
Notable items*	$(5)	$—	$17	$(5)	(100)	$(22)	(129)

Underlying noninterest income*	$426	$416	$387	$10	2%	$39	10%
FAMC impact	$33	$24	$—	$9	38%	$33	NM

Underlying Noninterest income excluding FAMC*	$393	$392	$387	$1	—%	$6	2%

1) Other income includes bank-owned life insurance and other income.

Noninterest income of $421 million increased $5 million, or 1%, from third quarter 2018, driven by the $9 million impact of the FAMC acquisition largely in mortgage banking fees. Underlying noninterest income, excluding the impact of FAMC,* remained relatively stable as strength in foreign exchange and interest rate products and letter of credit and loan fees was largely offset by a reduction in mortgage banking and capital markets fees tied to overall market conditions. Securities gains of $6 million were partially offset by a $2 million net loss in foreign exchange and interest rate products tied to credit valuation adjustments, related to interest rate moves during fourth quarter 2018.

Compared to fourth quarter 2017, noninterest income increased $17 million, or 4%, including a $33 million impact of the FAMC acquisition. Underlying noninterest income, excluding the impact of FAMC,* increased $6 million, or 2%, driven by strength in card fees, letter of credit and loan fees, capital markets fees and foreign exchange and interest rate products. These increases were partially offset by lower mortgage banking fees and other income, reflecting a reduction in leasing income.

Noninterest expense				4Q18 change from
($s in millions)	4Q18	3Q18	4Q17	3Q18		4Q17

				$	%	$	%

Salaries and employee benefits	$483	$474	$450	$9	2%	$33	7%
Outside services	135	107	118	28	26	17	14
Occupancy	92	81	80	11	14	12	15
Equipment expense	74	70	67	4	6	7	10
Amortization of software	50	47	46	3	6	4	9
Other operating expense	117	131	137	(14)	(11)	(20)	(15)

Noninterest expense	$951	$910	$898	$41	5%	$53	6%

Notable items	$45	$9	$40	$36	NM	$5	13%

Underlying, as applicable

Salaries and employee benefits*	$477	$469	$433	$8	2%	$44	10%
Outside services*	116	106	106	10	9	10	9
Occupancy*	76	$81	80	(5)	(6)	(4)	(5)
Equipment expense*	71	$70	67	1	1	4	6
Amortization of software	50	$47	46	3	6	4	9
Other operating expense*	116	128	126	(12)	(9)	(10)	(8)

Underlying noninterest expense*	$906	$901	$858	$5	1%	$48	6%
FAMC expense impact	35	25	—	$10	40%	$35	NM

Underlying noninterest expense excluding FAMC*	$871	$876	$858	$(5)	(1) %	$13	2%

Noninterest expense of $951 million increased $41 million, or 5%, from third quarter 2018, driven by the $46 million increase tied to the FAMC acquisition and notable items, largely in salaries and employee benefits. Underlying noninterest expense, excluding the impact of FAMC,* of $871 million decreased by $5 million, as a reduction in other operating expense, tied largely to a reduction in FDIC insurance expense, and lower occupancy expense were partially offset by seasonally higher outside services and an increase in salaries and employee benefits tied to growth initiatives. Results reflect continued focus on expense discipline and the benefit of TOP efficiency initiatives.

Compared with fourth quarter 2017, noninterest expense increased $53 million, or 6%, driven by the impact of the FAMC acquisition and notable items. Underlying noninterest expense, excluding the impact of FAMC,* increased $13 million, or 2%, largely reflecting a $24 million increase in salaries and employee benefits tied to the impact of our strategic growth initiatives, as well as an increase in amortization of software and equipment and outside services expense. These increases were partially offset by lower other expense, largely tied to a reduction in FDIC insurance and pension costs, as well as lower occupancy expense.

The fourth quarter 2018 effective tax rate of 16.5%, including the impact of notable items tied to the true-up of December 2017 Tax Legislation, decreased from 23.2% for third quarter 2018 and increased from (32.4)% for fourth quarter 2017. On an Underlying basis, excluding notable items,* the effective tax rate was 21.9% for fourth quarter 2018 and 33.7% for fourth quarter 2017.

Consolidated balance sheet review(1)				4Q18 change from

($s in millions)	4Q18	3Q18	4Q17	3Q18			4Q17

				$		%	$		%

Total assets	$160,518	$158,598	$152,336	$1,920		1%	$8,182		5%
Total loans and leases	116,660	114,720	110,617	1,940		2	6,043		5
Loans held for sale, at fair value	1,219	1,303	497	(84)		(6)	722		145
Deposits	119,575	117,075	115,089	2,500		2	4,486		4
Average interest-earning assets	143,770	142,163	138,429	1,607		1	5,341		4
Stockholders’ equity	20,817	20,276	20,270	541		3	547		3
Stockholders’ common equity	19,977	19,733	20,023	244		1	(46)		—
Tangible common equity	$13,389	$13,117	$13,489	$272		2%	$(100)		(1) %
Loan-to-deposit ratio (period-end)(2)	97.6%	98.0%	96.1%	(43	) bps		145	bps
Loans to deposits ratio (avg balances)(2)	98.4	97.4	97.1	103	bps		131	bps
Common equity tier 1 capital ratio(3)	10.6	10.8	11.2
Total capital ratio(3)	13.3%	13.4%	13.9%

1) Represents period end unless otherwise noted.

2) Includes loans held for sale.

3) Current reporting period regulatory capital ratios are preliminary.

Total assets of $160.5 billion at December 31, 2018 increased $1.9 billion, or 1%, compared with September 30, 2018 driven by an increase in loans. Compared with December 31, 2017, total assets increased $8.2 billion, or 5%, driven by a $6.6 billion increase in loans and leases and loans held for sale, including a $1.5 billion increase tied to the FAMC acquisition, largely $653 million in loans held for sale and a $600 million mortgage servicing rights portfolio in non-interest earning assets.

Interest-earning assets				4Q18 change from

($s in millions)	4Q18	3Q18	4Q17	3Q18		4Q17

Period-end interest-earning assets				$	%	$	%

Investments and interest-bearing deposits	$28,216	$28,642	$27,970	$(426)	(1) %	$246	1%
Commercial loans and leases	56,783	55,405	52,031	1,378	2	4,752	9
Retail loans	59,877	59,315	58,586	562	1	1,291	2
Total loans and leases	116,660	114,720	110,617	1,940	2	6,043	5
Loans held for sale, at fair value	1,219	1,303	497	(84)	(6)	722	145
Other loans held for sale	101	27	221	74	NM	(120)	(54)
Total loans and leases and loans held for sale	117,980	116,050	111,335	1,930	2	6,645	6

Total period-end interest-earning assets	$146,196	$144,692	$139,305	$1,504	1%	$6,891	5%

Average interest-earning assets
Investments and interest-bearing deposits	$26,553	$26,835	$27,212	$(282)	(1) %	$(659)	(2) %
Commercial loans and leases	56,310	55,276	52,310	1,034	2	4,000	8
Retail loans	59,583	58,695	58,140	888	2	1,443	2
Total loans and leases	115,893	113,971	110,450	1,922	2	5,443	5
Loans held for sale, at fair value	1,245	1,228	482	17	1	763	158
Other loans held for sale	79	129	285	(50)	(39)	(206)	(72)
Total loans and leases and loans held for sale	117,217	115,328	111,217	1,889	2	6,000	5

Total average interest-earning assets	$143,770	$142,163	$138,429	$1,607	1%	$5,341	4%

Period-end interest earning assets of $146.2 billion increased $1.5 billion, or 1%, from September 30, 2018 as a $1.9 billion, or 2%, increase in loans and leases driven by particular strength in commercial, was partially offset by a $426 million decrease in investments and interest-bearing deposits, largely reflecting lower debt securities. Compared with December 31, 2017, period-end interest earning assets increased $6.9 million, or 5%, driven by loan and lease growth of $6.0 billion, or 5%, with growth in commercial and retail, and an increase in loans held for sale reflecting the impact of the FAMC acquisition. At the end of fourth quarter 2018, the average effective duration of the securities portfolio decreased to 4.4 years compared with 4.7 years at September 30, 2018, given lower long-term rates that drove an increase in securities prepayment speeds. At December 31, 2017, the securities portfolio duration was 3.9 years, reflecting the impact of lower rates and higher prepayment speeds.

Average interest-earning assets of $143.8 billion in fourth quarter 2018 increased $1.6 billion, or 1%, from third quarter 2018 driven by loan and lease growth of $1.9 billion, or 2%, with growth in commercial and retail. Commercial loan growth largely reflects strength in commercial loans and commercial real estate, partially offset by planned reductions in commercial leases. Retail loan growth reflects strength in residential mortgage, unsecured and education, partially offset by planned reductions in auto and lower home equity.

Compared with fourth quarter 2017, average interest-earning assets increased $5.3 billion, or 4%, driven by a $4.0 billion, or 8%, increase in commercial loans and leases, a $1.4 billion, or 2%, increase in retail loans and a $557 million increase in loans held for sale, reflecting the impact of the FAMC acquisition. Results also reflect a $659 million decrease in investments and interest-bearing deposits, largely reflecting the impact of higher rates. Commercial loan results reflect strength in commercial loans and commercial real estate, partially offset by the planned reductions in commercial leases. Retail loan growth was driven by mortgage, unsecured and education, partially offset by planned reductions in auto and lower home equity. Excluding the impact of FAMC,* average loan growth was 5%.

				4Q18 change from
($s in millions)	4Q18	3Q18	4Q17	3Q18		4Q17

Period-end deposits				$	%	$	%

Demand deposits	$29,458	$29,785	$29,279	$(327)	(1) %	$179	1%
Checking with interest	23,067	22,323	22,229	744	3	838	4
Savings	12,007	10,523	9,518	1,484	14	2,489	26
Money market accounts	35,701	35,613	37,454	88	—	(1,753)	(5)
Term deposits	19,342	18,831	16,609	511	3	2,733	16

Total period-end deposits	$119,575	$117,075	$115,089	$2,500	2%	$4,486	4%

Average deposits
Demand deposits	$29,824	$29,703	$28,868	$121	— %	$956	3%
Checking with interest	21,792	21,780	21,459	12	—	333	2
Savings	11,220	10,198	9,473	1,022	10	1,747	18
Money market accounts	35,929	36,593	37,483	(664)	(2)	(1,554)	(4)
Term deposits	19,000	18,764	16,470	236	1	2,530	15

Total average deposits	$117,765	$117,038	$113,753	$727	1%	$4,012	4%

Total period-end deposits of $119.6 billion at December 31, 2018 increased $2.5 billion from September 30, 2018, reflecting an increase in savings, checking with interest, term deposits and money market accounts, partially offset by a decrease in commercial demand deposits. Compared with December 31, 2017, period-end total deposits increased $4.5 billion, or 4%, driven by growth in term deposits, savings, checking with interest and demand deposits, partially offset by a decrease in money market accounts. The increase in demand deposits includes $476 million tied to the FAMC acquisition. Excluding the impact of FAMC,* year-over-year deposit growth was 3%. Citizens Access deposits were $3.0 billion at the end of 2018, up from $1.0 billion at September 30, 2018.

Fourth quarter 2018 average deposits of $117.8 billion increased $727 million, or 1%, from third quarter 2018, reflecting growth in savings, term deposits and demand deposits, partially offset by a reduction in money market accounts. Compared with fourth quarter 2017, average deposits increased $4.0 billion, or 4%, reflecting growth in term, savings, demand deposits and checking with interest, partially offset by a decline in money market accounts. The increase in demand deposits includes $675 million tied to the FAMC acquisition. Excluding the impact of FAMC,* year-over-year average deposit growth was 3%. Citizens Access contributed average deposits of $2.0 billion in fourth quarter 2018 compared with $551 million in third quarter 2018.

Borrowed funds					4Q18 change from

($s in millions)	4Q18	3Q18	4Q17	3Q18		4Q17

Period-end borrowed funds				$	%	$	%

Federal funds purchased and securities sold under agreements to repurchase	$1,156	$374	$815	$782	209%	$341	42%
Other short-term borrowed funds	1,653	2,006	1,856	(353)	(18)	(203)	(11)
Long-term Borrowed funds
FHLB advances	7,508	8,012	3,761	(504)	(6)	3,747	100
Senior debt	5,277	5,977	6,017	(699)	(12)	(740)	(12)
Subordinated debt and other debt	1,648	1,650	1,988	(2)	—	(340)	(17)

Total borrowed funds	$17,242	$18,019	$14,436	$(776)	(4) %	$2,805	19%

Average borrowed funds	$16,735	$15,675	$14,775	$1,060	7%	$1,960	13%

Total borrowed funds of $17.2 billion at December 31, 2018 decreased $776 million from September 30, 2018, primarily driven by the maturity of $750 million of senior debt. Compared with December 31, 2017, total borrowed funds increased $2.8 billion, or 19%, driven by an increase in long-term FHLB advances including the funding of the FAMC acquisition, partially offset by a $340 million decrease of subordinated debt and other debt, reflecting redemptions.

Average borrowed funds of $16.7 billion increased $1.1 billion, or 7%, from third quarter 2018 and increased $2.0 billion, or 13% compared with the fourth quarter 2017.

Capital				4Q18 change from
($s and shares in millions except per share data)	4Q18	3Q18	4Q17	3Q18		4Q17

Period-end capital				$	%	$	%

Stockholders’ equity	$20,817	$20,276	$20,270	$541	3%	$547	3%
Stockholders’ common equity	19,977	19,733	20,023	244	1	(46)	—
Tangible common equity	13,389	13,117	13,489	272	2	(100)	(1)
Tangible book value per common share	$28.73	$27.66	$27.48	$1.07	4	$1.25	5
Common shares - at end of period	466.0	474.1	490.8	(8.1)	(2)	(24.8)	(5)
Common shares - average (diluted)	469.1	477.6	493.8	(8.5)	(2) %	(24.7)	(5) %
Common equity tier 1 capital ratio(1)	10.6%	10.8%	11.2%
Total capital ratio(1)	13.3	13.4	13.9
Tier 1 leverage ratio(1)	10.0%	9.9%	10.0%

1) Current reporting-period regulatory capital ratios are preliminary.

At December 31, 2018, our Basel III capital ratios remained well in excess of applicable regulatory requirements with a CET1 capital ratio of 10.6% compared with 10.8% at September 30, 2018 and 11.2% at December 31, 2017, and a total capital ratio of 13.3% compared with total capital ratios of 13.4% as of September 30, 2018 and 13.9% as of December 31, 2017. Our capital ratios continue to reflect progress towards our objective of aligning our capital profile with that of peer regional banks, while maintaining a strong capital base to continue to drive future performance.

Tangible book value per common share of $28.73 increased 4% from third quarter 2018 and 5% from fourth quarter 2017.

During the fourth quarter 2018, the company repurchased 8.25 million shares of common stock at a weighted-average price of $36.38, and including common dividends, returned $427 million to shareholders. These results compare with $529 million returned to common shareholders in third quarter 2018 and $424 million in fourth quarter 2017.

In 2018, the company repurchased 25.8 million shares of common stock at a weighted-average price of $39.77, and including common dividends, returned $1.5 billion to common shareholders, up 31% from 2017. Comparables for 2017 were repurchases of 22.4 million shares of common stock at a weighted-average price of $36.67, and including common dividends, $1.14 billion returned to common shareholders.

Credit quality review				4Q18 change from
($s in millions)	4Q18	3Q18	4Q17	3Q18		4Q17

				$	%	$	%

Nonperforming loans and leases	$797	$832	$871	$(35)	(4) %	$(74)	(8) %
Net charge-offs	85	86	78	(1)	(1)	7	9
Provision for credit losses	85	78	83	7	9	2	2
Allowance for loan and lease losses	$1,242	$1,242	$1,236	$—	— %	$6	— %
Total nonperforming loans and leases as a % of total loans and leases	0.68%	0.73%	0.79%	(5) bps		(11) bps
Net charge-offs as % of total loans and leases	0.29	0.30	0.28	(1) bps		1 bps
Allowance for loan and lease losses as a % of total loans and leases	1.06%	1.08%	1.12%	(2) bps		(6) bps
Allowance for loan and lease losses as a % of nonperforming loans and leases	156.0%	149.3%	142.0%	670 bps		NM

Overall credit quality remains strong, reflecting growth in high quality retail loans and a broadly stable risk profile in commercial portfolios. Nonperforming loans and leases of $797 million decreased $35 million, or 4%, from September 30, 2018, reflecting a $57 million decrease in commercial, given payoffs and returns to accruing status, partially offset by a $22 million increase in retail, driven by seasonal increases in home equity, credit card and auto, as well as the expected seasoning of the retail unsecured portfolio. Compared to December 31, 2017, nonperforming loans and leases decreased $74 million, or 8%, reflecting a $64 million decrease in commercial, given a reduction in nonperforming commodities-related credits, and a $10 million decrease in retail, largely in home equity. The nonperforming loans and leases to total loans and leases ratio of 0.68% at December 31, 2018 improved five basis points from 0.73% at September 30, 2018 and improved 11 basis points from 0.79% at December 31, 2017.

Net charge-offs of $85 million were relatively stable compared with third quarter 2018, reflecting an $8 million decrease in commercial, reflecting higher recoveries, partially offset by a $7 million increase in retail largely driven by expected seasoning in the retail unsecured portfolio. Compared with fourth quarter 2017, net charge-offs increased $7 million, reflecting a $6 million increase in commercial net charge-offs, and relatively stable results in retail as the impact of expected seasoning in unsecured portfolios was offset by improvement in auto. Fourth quarter 2018 net charge-offs of 29 basis points of average loans and leases compares with 30 basis points in third quarter 2018 and 28 basis points in fourth quarter 2017.

Allowance for loan and lease losses of $1.2 billion is stable compared with third quarter 2018 and fourth quarter 2017 levels, reflecting strong overall credit quality that helped offset reserves to fund year-over-year loan growth.

The ratio of the allowance for loan and lease losses to total loans and leases was 1.06% as of December 31, 2018, which was stable compared with 1.08% as of September 30, 2018 and down modestly from 1.12% as of December 31, 2017. The allowance for loan and lease losses to nonperforming loans and leases ratio of 156% as of December 31, 2018 compares to 149% as of September 30, 2018, and 142% as of December 31, 2017, reflecting the decrease in nonperforming loans.

About Citizens Financial Group, Inc.

Citizens Financial Group, Inc. is one of the nation’s oldest and largest financial institutions, with $160.5 billion in assets as of December 31, 2018. Headquartered in Providence, Rhode Island, Citizens offers a broad range of retail and commercial banking products and services to individuals, small businesses, middle-market companies, large corporations and institutions. Citizens helps its customers reach their potential by listening to them and by understanding their needs in order to offer tailored advice, ideas and solutions. In Consumer Banking, Citizens provides an integrated experience that includes mobile and online banking, a 24/7 customer contact center and the convenience of approximately 2,900 ATMs and approximately 1,100 branches in 11 states in the New England, Mid-Atlantic and Midwest regions. Consumer Banking products and services include a full range of banking, lending, savings, wealth management and small business offerings. In Commercial Banking, Citizens offers corporate, institutional and not-for-profit clients a full range of wholesale banking products and services, including lending and deposits, capital markets, treasury services, foreign exchange and interest rate products, and asset finance.

Key Performance Metrics and Non-GAAP Financial Measures and Reconciliations

(in millions, except share, per-share and ratio data)

Key Performance Metrics:

Our Management uses certain key performance metrics (KPMs) to gauge our progress against strategic and operational goals, as well as to compare our performance against peers. The KPMs are referred to in our Registration Statements on Form S-1 and our external financial reports filed with the Securities and Exchange Commission. The KPMs include:

•	Return on average tangible common equity (ROTCE);
•	Return on average total tangible assets (ROTA);
•	Efficiency ratio;
•	Operating leverage; and
•	Common equity tier 1 capital ratio.

Established targets for the KPMs are based on Management-reporting results which are currently referred to by the Company as “Underlying” results. In historical periods, these results may have been referred to as “Adjusted” or “Adjusted/Underlying” results. We believe that Underlying results, which exclude notable items, provide the best representation of our underlying financial progress toward the KPMs as the results exclude items that our Management does not consider indicative of our on-going financial performance. We have consistently shown investors our KPMs on a Management-reporting basis since our initial public offering in September of 2014. KPMs that reflect Underlying results are considered non-GAAP financial measures.

Non-GAAP Financial Measures:

This document contains non-GAAP financial measures denoted as Underlying results. In historical periods, these results may have been referred to as Adjusted or Adjusted/Underlying results. Underlying results for any given reporting period exclude certain items that may occur in that period which Management does not consider indicative of the Company’s on-going financial performance. We believe these non-GAAP financial measures provide useful information to investors because they are used by our Management to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe our Underlying results in any given reporting period reflect our on-going financial performance in that period and, accordingly, are useful to consider in addition to our GAAP financial results. We further believe the presentation of Underlying results increases comparability of period-to-period results. The following tables present reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures.

Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by such companies. We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP.

Key performance metrics, non-GAAP financial measures and reconciliations

(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS									FULL YEAR
							4Q18 Change						2018 Change
		4Q18	3Q18	2Q18	1Q18	4Q17	3Q18		4Q17		2018	2017	2017
							$	%	$	%			$	%
Noninterest income, Underlying:
Noninterest income (GAAP)		$421	$416	$388	$371	$404	$5	1%	$17	4%	$1,596	$1,534	$62	4%
Less: Notable items		(5)	—	—	—	17	(5)	(100)	(22)	(129)	(5)	6	(11)	(183)

Noninterest income, Underlying (non-GAAP)		$426	$416	$388	$371	$387	$10	2%	$39	10%	$1,601	$1,528	$73	5%

Total revenue, Underlying:
Total revenue (GAAP)	A	$1,593	$1,564	$1,509	$1,462	$1,484	$29	2%	$109	7%	$6,128	$5,707	$421	7%
Less: Notable items		(5)	—	—	—	17	(5)	(100)	(22)	(129)	(5)	6	(11)	(183)

Total revenue, Underlying (non-GAAP)	B	$1,598	$1,564	$1,509	$1,462	$1,467	$34	2%	$131	9%	$6,133	$5,701	$432	8%

Noninterest expense, Underlying:
Noninterest expense (GAAP)	C	$951	$910	$875	$883	$898	$41	5%	$53	6%	$3,619	$3,474	$145	4%
Less: Notable items		45	9	—	—	40	36	NM	5	13	54	55	(1)	(2)

Noninterest expense, Underlying (non-GAAP)	D	$906	$901	$875	$883	$858	$5	1%	$48	6%	$3,565	$3,419	$146	4%

Pre-provision profit:
Total revenue (GAAP)	A	$1,593	$1,564	$1,509	$1,462	$1,484	$29	2%	$109	7%	$6,128	$5,707	$421	7%
Less: Noninterest expense (GAAP)	C	951	910	875	883	898	41	5	53	6	3,619	3,474	145	4

Pre-provision profit (GAAP)		$642	$654	$634	$579	$586	($12)	(2%)	$56	10%	$2,509	$2,233	$276	12%

Pre-provision profit, Underlying:
Total revenue, Underlying (non-GAAP)	B	$1,598	$1,564	$1,509	$1,462	$1,467	$34	2%	$131	9%	$6,133	$5,701	$432	8%
Less: Noninterest expense, Underlying (non-GAAP)	D	906	901	875	883	858	5	1	48	6	3,565	3,419	146	4

Pre-provision profit, Underlying (non-GAAP)		$692	$663	$634	$579	$609	$29	4%	$83	14%	$2,568	$2,282	$286	13%

Total credit-related costs, Underlying:
Provision for credit losses (GAAP)		$85	$78	$85	$78	$83	$7	9%	$2	2%	$326	$321	$5	2%
Add: Notable items		—	—	—	—	—	—	—	—	—	—	26	(26)	(100)

Total credit-related costs, Underlying (non-GAAP)		$85	$78	$85	$78	$83	$7	9%	$2	2%	$326	$347	($21)	(6%)

Income before income tax expense, Underlying:
Income before income tax expense (GAAP)	E	$557	$576	$549	$501	$503	($19)	(3%)	$54	11%	$2,183	$1,912	$271	14%
Less: Income (expense) before income tax expense (benefit) related to notable items		(50)	(9)	—	—	(23)	(41)	NM	(27)	(117)	(59)	(23)	(36)	(157)

Income before income tax expense, Underlying (non-GAAP)	F	$607	$585	$549	$501	$526	$22	4%	$81	15%	$2,242	$1,935	$307	16%

Income tax expense, Underlying:
Income tax expense (benefit) (GAAP)	G	$92	$133	$124	$113	($163)	($41)	(31%)	$255	156%	$462	$260	$202	78%
Less: Income tax expense (benefit) related to notable items		(41)	(2)	—	—	(340)	(39)	NM	299	88	(43)	(363)	320	88

Income tax expense, Underlying (non-GAAP)	H	$133	$135	$124	$113	$177	($2)	(1%)	($44)	(25%)	$505	$623	($118)	(19%)

Net income, Underlying:
Net income (GAAP)	I	$465	$443	$425	$388	$666	$22	5%	($201)	(30%)	$1,721	$1,652	$69	4%
Add: Notable items, net of income tax expense (benefit)		9	7	—	—	(317)	2	29	326	103	16	(340)	356	105

Net income, Underlying (non-GAAP)	J	$474	$450	$425	$388	$349	$24	5%	$125	36%	$1,737	$1,312	$425	32%

Net income available to common stockholders, Underlying:
Net income available to common stockholders (GAAP)	K	$450	$436	$425	$381	$666	$14	3%	($216)	(32%)	$1,692	$1,638	$54	3%
Add: Notable items, net of income tax expense (benefit)		9	7	—	—	(317)	2	29	326	103	16	(340)	356	105

Net income available to common stockholders, Underlying (non-GAAP)	L	$459	$443	$425	$381	$349	$16	4%	$110	32%	$1,708	$1,298	$410	32%

Key performance metrics, non-GAAP financial measures and reconciliations (continued)

(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS									FULL YEAR
							4Q18 Change						2018 Change
		4Q18	3Q18	2Q18	1Q18	4Q17	3Q18		4Q17		2018	2017	2017
							$/bps	%	$/bps	%			$/bps	%
Operating leverage:
Total revenue (GAAP)	A	$1,593	$1,564	$1,509	$1,462	$1,484	$29	1.78%	$109	7.30%	$6,128	$5,707	$421	7.37%
Less: Noninterest expense (GAAP)	C	951	910	875	883	898	41	4.39	53	5.82	3,619	3,474	145	4.18

Operating leverage								(2.61%)		1.48%				3.19%

Operating leverage, Underlying:
Total revenue, Underlying (non-GAAP)	B	$1,598	$1,564	$1,509	$1,462	$1,467	$34	2.08%	$131	8.89%	$6,133	$5,701	$432	7.58%
Less: Noninterest expense, Underlying (non-GAAP)	D	906	901	875	883	858	5	0.44	48	5.53	3,565	3,419	146	4.30

Operating Leverage, Underlying (non-GAAP)								1.64%		3.36%				3.28%

Efficiency ratio and efficiency ratio, Underlying:
Efficiency ratio	C/A	59.69%	58.20%	57.95%	60.43%	60.52%	149	bps	(83)	bps	59.06%	60.87%	(181)	bps
Efficiency ratio, Underlying (non-GAAP)	D/B	56.70	57.62	57.95	60.43	58.50	(92)	bps	(180)	bps	58.13	59.96	(183)	bps
Effective income tax rate and effective income tax rate, Underlying:
Effective income tax rate	G/E	16.45%	23.16%	22.58%	22.52%	(32.40)%	(671)	bps	4,885	bps	21.16%	13.62%	754	bps
Effective income tax rate, Underlying (non-GAAP)	H/F	21.91	23.20	22.58	22.52	33.68	(129)	bps	(1,177)	bps	22.55	32.20	(965)	bps
Return on average common equity and return on average common equity, Underlying:
Average common equity (GAAP)	M	$19,521	$19,599	$19,732	$19,732	$19,624	($78)	—%	($103)	(1%)	$19,645	$19,618	$27	—%
Return on average common equity	K/M	9.16%	8.82%	8.65%	7.83%	13.46%	34	bps	(430)	bps	8.62%	8.35%	27	bps
Return on average common equity, Underlying (non-GAAP)	L/M	9.33	8.96	8.65	7.83	7.05	37	bps	228	bps	8.69	6.62	207	bps
Return on average tangible common equity and return on average tangible common equity, Underlying:
Average common equity (GAAP)	M	$19,521	$19,599	$19,732	$19,732	$19,624	($78)	—%	($103)	(1%)	$19,645	$19,618	$27	—%
Less: Average goodwill (GAAP)		6,946	6,926	6,887	6,887	6,887	20	—	59	1	6,912	6,883	29	—
Less: Average other intangibles (GAAP)		32	22	2	2	2	10	45	30	NM	14	2	12	NM
Add: Average deferred tax liabilities related to goodwill (GAAP)		364	360	357	355	531	4	1	(167)	(31)	359	534	(175)	(33)

Average tangible common equity	N	$12,907	$13,011	$13,200	$13,198	$13,266	($104)	(1%)	($359)	(3%)	$13,078	$13,267	($189)	(1%)

Return on average tangible common equity	K/N	13.85%	13.29%	12.93%	11.71%	19.92%	56	bps	(607)	bps	12.94%	12.35%	59	bps
Return on average tangible common equity, Underlying (non-GAAP)	L/N	14.11	13.50	12.93	11.71	10.43	61	bps	368	bps	13.06	9.79	327	bps
Return on average total assets and return on average total assets, Underlying:
Average total assets (GAAP)	O	$157,732	$155,624	$153,253	$151,523	$151,111	$2,108	1%	$6,621	4%	$154,553	$149,953	$4,600	3%
Return on average total assets	I/O	1.17%	1.13%	1.11%	1.04%	1.75%	4	bps	(58)	bps	1.11%	1.10%	1	bps
Return on average total assets, Underlying (non-GAAP)	J/O	1.19	1.15	1.11	1.04	0.92	4	bps	27	bps	1.12	0.88	24	bps
Return on average total tangible assets and return on average total tangible assets, Underlying:
Average total assets (GAAP)	O	$157,732	$155,624	$153,253	$151,523	$151,111	$2,108	1%	$6,621	4%	$154,553	$149,953	$4,600	3%
Less: Average goodwill (GAAP)		6,946	6,926	6,887	6,887	6,887	20	—	59	1	6,912	6,883	29	—
Less: Average other intangibles (GAAP)		32	22	2	2	2	10	45	30	NM	14	2	12	NM
Add: Average deferred tax liabilities related to goodwill (GAAP)		364	360	357	355	531	4	1	(167)	(31)	359	534	(175)	(33)

Average tangible assets	P	$151,118	$149,036	$146,721	$144,989	$144,753	$2,082	1%	$6,365	4%	$147,986	$143,602	$4,384	3%

Return on average total tangible assets	I/P	1.22%	1.18%	1.16%	1.08%	1.83%	4	bps	(61)	bps	1.16%	1.15%	1	bps
Return on average total tangible assets, Underlying (non-GAAP)	J/P	1.24	1.20	1.16	1.08	0.96	4	bps	28	bps	1.17	0.91	26	bps

Key performance metrics, non-GAAP financial measures and reconciliations (continued)

(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS									FULL YEAR
							4Q18 Change						2018 Change
		4Q18	3Q18	2Q18	1Q18	4Q17	3Q18		4Q17		2018	2017	2017
							$/bps	%	$/bps	%			$/bps	%
Tangible book value per common share:
Common shares - at period-end (GAAP)	Q	466,007,984	474,120,616	484,055,194	487,551,444	490,812,912	(8,112,632)	(2%)	(24,804,928)	(5%)	466,007,984	490,812,912	(24,804,928)	(5%)
Common stockholders’ equity (GAAP)		$19,977	$19,733	$19,924	$19,812	$20,023	$244	1	($46)	—	$19,977	$20,023	($46)	—
Less: Goodwill (GAAP)		6,923	6,946	6,887	6,887	6,887	(23)	—	36	1	6,923	6,887	36	1
Less: Other intangible assets (GAAP)		31	33	2	2	2	(2)	(6)	29	NM	31	2	29	NM
Add: Deferred tax liabilities related to goodwill (GAAP)		366	363	359	357	355	3	1	11	3	366	355	11	3

Tangible common equity	R	$13,389	$13,117	$13,394	$13,280	$13,489	$272	2%	($100)	(1%)	$13,389	$13,489	($100)	(1%)

Tangible book value per common share	R/Q	$28.73	$27.66	$27.67	$27.24	$27.48	$1.07	4%	$1.25	5%	$28.73	$27.48	$1.25	5%
Net income per average common share - basic and diluted and net income per average common share - basic and diluted, Underlying:
Average common shares outstanding - basic (GAAP)	S	467,338,825	475,957,526	484,744,354	487,500,618	492,149,763	(8,618,701)	(2%)	(24,810,938)	(5%)	478,822,072	502,157,440	(23,335,368)	(5%)
Average common shares outstanding - diluted (GAAP)	T	469,103,134	477,599,917	486,141,695	489,266,826	493,788,007	(8,496,783)	(2)	(24,684,873)	(5)	480,430,741	503,685,091	(23,254,350)	(5)
Net income per average common share - basic (GAAP)	K/S	$0.96	$0.92	$0.88	$0.78	$1.35	$0.04	4	($0.39)	(29)	$3.54	$3.26	$0.28	9
Net income per average common share - diluted (GAAP)	K/T	0.96	0.91	0.88	0.78	1.35	0.05	5	(0.39)	(29)	3.52	3.25	0.27	8
Net income per average common share - basic, Underlying (non-GAAP)	L/S	0.98	0.93	0.88	0.78	0.71	0.05	5	0.27	38	3.57	2.59	0.98	38
Net income per average common share - diluted, Underlying (non-GAAP)	L/T	0.98	0.93	0.88	0.78	0.71	0.05	5	0.27	38	3.56	2.58	0.98	38
Dividend payout ratio and dividend payout ratio, Underlying:
Cash dividends declared and paid per common share	U	$0.27	$0.27	$0.22	$0.22	$0.18	$—	— %	$0.09	50%	$0.98	$0.64	$0.34	53
Dividend payout ratio	U/(K/S)	28%	29%	25%	28%	13%	(100)	bps	1,500	bps	28%	20%	800	bps
Dividend payout ratio, Underlying (non-GAAP)	U/(L/S)	27	29	25	28	25	(200)	bps	200	bps	27	25	200	bps

Key performance metrics, non-GAAP financial measures and reconciliations (continued)

(in millions, except share, per-share and ratio data)

	QUARTERLY TRENDS									FULL YEAR
						4Q18 Change						2018 Change
	4Q18	3Q18	2Q18	1Q18	4Q17	3Q18		4Q17		2018	2017	2017

						$/bps	%	$/bps	%			$/bps	%
Mortgage banking fees, Underlying:
Mortgage banking fees (GAAP)	$51	$49	$27	$25	$28	$2	4%	$23	82%	$152	$108	$44	41%
Less: Notable items	(4)	—	—	—	—	(4)	(100)	(4)	(100)	(4)	—	(4)	(100)

Mortgage banking fees, Underlying (non-GAAP)	$55	$49	$27	$25	$28	$6	12%	$27	96%	$156	$108	$48	44%

Other income, Underlying
Other income (GAAP)	$15	$17	$15	$17	$40	($2)	(12%)	($25)	(63%)	$64	$84	($20)	(24%)
Less: Notable items	(1)	—	—	—	17	(1)	(100)	(18)	(106)	(1)	6	(7)	(117)

Other income, Underlying (non-GAAP)	$16	$17	$15	$17	$23	($1)	(6%)	($7)	(30%)	$65	$78	($13)	(17%)

Salaries and employee benefits, Underlying[1]:
Salaries and employee benefits (GAAP)[1]	$483	$474	$453	$470	$450	$9	2%	$33	7%	$1,880	$1,766	$114	6%
Less: Notable items	6	5	—	—	17	1	20	(11)	(65)	11	17	(6)	(35)

Salaries and employee benefits, Underlying (non-GAAP)[1]	$477	$469	$453	$470	$433	$8	2%	$44	10%	$1,869	$1,749	$120	7%

Outside services, Underlying:
Outside services (GAAP)	$135	$107	$106	$99	$118	$28	26%	$17	14%	$447	$404	$43	11%
Less: Notable items	19	1	—	—	12	18	NM	7	58	20	12	8	67

Outside services, Underlying (non-GAAP)	$116	$106	$106	$99	$106	$10	9%	$10	9%	$427	$392	$35	9%

Occupancy, Underlying:
Occupancy (GAAP)	$92	$81	$79	$81	$80	$11	14%	$12	15%	$333	$319	$14	4%
Less: Notable items	16	—	—	—	—	16	100	16	100	16	—	16	100

Occupancy, Underlying (non-GAAP)	$76	$81	$79	$81	$80	($5)	(6%)	($4)	(5%)	$317	$319	($2)	(1%)

Equipment expense, Underlying:
Equipment expense (GAAP)	$74	$70	$64	$67	$67	$4	6%	$7	10%	$275	$263	$12	5%
Less: Notable items	3	—	$—	—	—	3	100	3	100	3	—	3	100

Equipment expense, Underlying (non-GAAP)	$71	$70	$64	$67	$67	$1	1%	$4	6%	$272	$263	$9	3%

Other operating expense, Underlying[1]:
Other operating expense (GAAP)[1]	$117	$131	$127	$120	$137	($14)	(11%)	($20)	(15%)	$495	$542	($47)	(9%)
Less: Notable items	1	3	—	—	11	(2)	(67)	(10)	(91)	4	26	(22)	(85)

Other operating expense, Underlying (non-GAAP)[1]	$116	$128	$127	$120	$126	($12)	(9%)	($10)	(8%)	$491	$516	($25)	(5%)

1As of January 1, 2018, we retrospectively adopted ASU 2017-07, Compensation – Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, which requires the service cost component of net periodic pension and postretirement benefit cost to be reported separately in the Consolidated Statements of Operations from the other components. Prior periods have been adjusted to conform with the current period presentation.

Key performance metrics, non-GAAP financial measures and reconciliations – Underlying excluding FAMC

(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS									FULL YEAR
							4Q18 Change						2018 Change
		4Q18	3Q18	2Q18	1Q18	4Q17	3Q18		4Q17		2018	2017	2017
							$	%	$	%			$	%
Net interest income, Underlying excluding FAMC:
Net interest income (GAAP)		$1,172	$1,148	$1,121	$1,091	$1,080	$24	2%	$92	9%	$4,532	$4,173	$359	9%
Less: FAMC Impact		3	2	—	—	—	1	50	3	100	5	—	5	100

Net interest income, Underlying excluding FAMC (non-GAAP)		$1,169	$1,146	$1,121	$1,091	$1,080	$23	2%	$89	8%	$4,527	$4,173	$354	8%

Net interest margin, Underlying excluding FAMC:
Net interest margin (GAAP)		3.22%	3.19%	3.18%	3.16%	3.08%	3	bps	14	bps	3.19%	3.02%	17	bps
Less: FAMC impact		(0.01)	(0.01)	—	—	—	—		(1)		—	—	—

Net interest margin, Underlying excluding FAMC (non-GAAP)		3.23%	3.20%	3.18%	3.16%	3.08%	3	bps	15	bps	3.19%	3.02%	17	bps

Noninterest income, Underlying excluding FAMC:
Noninterest income (GAAP)		$421	$416	$388	$371	$404	$5	1%	$17	4%	$1,596	$1,534	$62	4%
Less: Notable items		(5)	—	—	—	17	(5)	(100)	(22)	(129)	(5)	6	(11)	(183)
Less: FAMC impact		33	24	—	—	—	9	38	33	100	57	—	57	100

Noninterest income, Underlying excluding FAMC (non-GAAP)		$393	$392	$388	$371	$387	$1	— %	$6	2%	$1,544	$1,528	$16	1%

Total revenue, Underlying excluding FAMC:
Total revenue (GAAP)	A	$1,593	$1,564	$1,509	$1,462	$1,484	$29	2%	$109	7%	$6,128	$5,707	$421	7%
Less: Notable items		(5)	—	—	—	17	(5)	(100)	(22)	(129)	(5)	6	(11)	(183)
Less: FAMC impact		36	26	—	—	—	10	38	36	100	62	—	62	100

Total revenue, Underlying excluding FAMC (non-GAAP)	B	$1,562	$1,538	$1,509	$1,462	$1,467	$24	2%	$95	6%	$6,071	$5,701	$370	6%

Noninterest expense, Underlying excluding FAMC:
Noninterest expense (GAAP)	C	$951	$910	$875	$883	$898	$41	5%	$53	6%	$3,619	$3,474	$145	4%
Less: Notable items		45	9	—	—	40	36	NM	5	13	54	55	(1)	(2)
Less: FAMC impact		35	25	—	—	—	10	40	35	100	60	—	60	100

Noninterest expense, Underlying excluding FAMC (non-GAAP)	D	$871	$876	$875	$883	$858	($5)	(1%)	$13	2%	$3,505	$3,419	$86	3%

Pre-provision profit, Underlying excluding FAMC:
Total revenue, Underlying excluding FAMC (non-GAAP)	B	$1,562	$1,538	$1,509	$1,462	$1,467	$24	2%	$95	6%	$6,071	$5,701	$370	6%
Less: Noninterest expense, Underlying excluding FAMC (non-GAAP)	D	871	876	875	883	858	(5)	(1)	13	2	3,505	3,419	86	3

Pre-provision profit, Underlying excluding FAMC (non-GAAP)		$691	$662	$634	$579	$609	$29	4%	$82	13%	$2,566	$2,282	$284	12%

Income before income tax expense, Underlying excluding FAMC:
Income before income tax expense (GAAP)	E	$557	$576	$549	$501	$503	($19)	(3%)	$54	11%	$2,183	$1,912	$271	14%
Less: Income (expense) before income tax expense (benefit) related to notable items		(50)	(9)	—	—	(23)	(41)	NM	(27)	(117)	(59)	(23)	(36)	(157)
Less: Income (expense) before income tax expense (benefit) related to FAMC impact		1	1	—	—	—	—	—	1	100	2	—	2	100

Income before income tax expense, Underlying excluding FAMC (non-GAAP)	F	$606	$584	$549	$501	$526	$22	4%	$80	15%	$2,240	$1,935	$305	16%

Income tax expense, Underlying excluding FAMC:
Income tax expense (benefit) (GAAP)	G	$92	$133	$124	$113	($163)	($41)	(31%)	$255	156%	$462	$260	$202	78%
Less: Income tax expense (benefit) related to notable items		(41)	(2)	—	—	(340)	(39)	NM	299	88	(43)	(363)	320	88
Less: Income tax expense (benefit) related to FAMC		—	—	—	—	—	—	—	—	—	1	—	1	100

Income tax expense, Underlying excluding FAMC (non-GAAP)	H	$133	$135	$124	$113	$177	($2)	(1%)	($44)	(25%)	$504	$623	($119)	(19%)

Key performance metrics, non-GAAP financial measures and reconciliations - Underlying excluding FAMC (continued)

(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS											FULL YEAR
							4Q18 Change								2018 Change
		4Q18	3Q18	2Q18	1Q18	4Q17	3Q18			4Q17			2018	2017	2017

							$	%		$	%				$	%
Net income, Underlying excluding FAMC:
Net income (GAAP)		$465	$443	$425	$388	$666	$22	5%		($201)	(30%)		$1,721	$1,652	$69	4%
Add: Notable items, net of income tax expense (benefit)		9	7	—	—	(317)	2	29		326	103		16	(340)	356	105
Add: FAMC impact, net of income tax expense (benefit)		(1)	(1)	—	—	—	—	—		(1)	(100)		(1)	—	(1)	100

Net income, Underlying excluding FAMC (non-GAAP)		$473	$449	$425	$388	$349	$24	5%		$124	36%		$1,736	$1,312	$424	32%

Net income available to common stockholders, Underlying excluding FAMC:
Net income available to common stockholders (GAAP)	I	$450	$436	$425	$381	$666	$14	3%		($216)	(32%	)	$1,692	$1,638	$54	3%
Add: Notable items, net of income tax expense (benefit)		9	7	—	—	(317)	2	29		326	103		16	(340)	356	105
Add: FAMC impact, net of income tax expense (benefit)		(1)	(1)	—	—	—	—	—		(1)	(100)		(1)	—	(1)	100

Net income available to common stockholders, Underlying excluding FAMC (non-GAAP)	J	$458	$442	$425	$381	$349	$16	4%		$109	31%		$1,707	$1,298	$409	32%

Operating leverage:
Total revenue (GAAP)	A	$1,593	$1,564	$1,509	$1,462	$1,484	$29	1.78%		$109	7.30%		$6,128	$5,707	$421	7.37%
Less: Noninterest expense (GAAP)	C	951	910	875	883	898	41	4.39		53	5.82		3,619	3,474	145	4.18

Operating leverage								(2.61%)			1.48%					3.19%

Operating leverage, Underlying excluding FAMC:
Total revenue, Underlying excluding FAMC (non-GAAP)	B	$1,562	$1,538	$1,509	$1,462	$1,467	$24	1.52%		$95	6.45%		$6,071	$5,701	$370	6.48%
Less: Noninterest expense, Underlying excluding FAMC (non-GAAP)	D	871	876	875	883	858	(5)	(0.58)		13	1.48		3,505	3,419	86	2.52

Operating leverage, Underlying excluding FAMC (non-GAAP)								2.10%			4.97%					3.96%

Efficiency ratio and efficiency ratio, Underlying excluding FAMC:
Efficiency ratio	C/A	59.69%	58.20%	57.95%	60.43%	60.52%	149	bps		(83)	bps		59.06%	60.87%	(181)	bps
Efficiency ratio, Underlying excluding FAMC (non-GAAP)	D/B	55.77	56.95	57.95	60.43	58.50	(118)	bps		(273)	bps		57.74	59.96	(222)	bps
Effective income tax rate and effective income tax rate, Underlying excluding FAMC:
Effective income tax rate	G/E	16.45%	23.16%	22.58%	22.52%	(32.40% )	(671)	bps		4,885	bps		21.16%	13.62%	754	bps
Effective income tax rate, Underlying excluding FAMC (non-GAAP)	H/F	21.91	23.20	22.58	22.52	33.68	(129)	bps		(1,177)	bps		22.55	32.20	(965)	bps
Return on average tangible common equity:
Average common equity (GAAP)		$19,521	$19,599	$19,732	$19,732	$19,624	($78)	— %		($103)	(1%	)	$19,645	$19,618	$27	— %
Less: Average goodwill (GAAP)		6,946	6,926	6,887	6,887	6,887	20	—		59	1		6,912	6,883	29	—
Less: Average other intangibles (GAAP)		32	22	2	2	2	10	45		30	NM		14	2	12	NM
Add: Average deferred tax liabilities related to goodwill (GAAP)		364	360	357	355	531	4	1		(167)	(31)		359	534	(175)	(33)

Average tangible common equity	K	$12,907	$13,011	$13,200	$13,198	$13,266	($104)	(1%	)	($359)	(3%	)	$13,078	$13,267	($189)	(1%)

Return on average tangible common equity	I/K	13.85%	13.29%	12.93%	11.71%	19.92%	56	bps		(607)	bps		12.94%	12.35%	59	bps

Key performance metrics, non-GAAP financial measures and reconciliations - Underlying excluding FAMC (continued)

(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS											FULL YEAR
							4Q18 Change								2018 Change
		4Q18	3Q18	2Q18	1Q18	4Q17	3Q18			4Q17			2018	2017	2017
							$		%	$		%			$		%
Return on average tangible common equity, Underlying excluding FAMC:
Average common equity, Underlying excluding FAMC (non-GAAP)		$19,525	$19,600	$19,732	$19,732	$19,624	($75)		— %	($99)		(1%)	$19,647	$19,618	$29		— %
Less: Average goodwill, Underlying excluding FAMC (non-GAAP)		6,887	6,887	6,887	6,887	6,887	—		—	—		—	6,887	6,883	4		—
Less: Average other intangibles, Underlying excluding FAMC (non-GAAP)		2	2	2	2	2	—		—	—		—	2	2	—		—
Add: Average deferred tax liabilities related to goodwill, Underlying excluding FAMC (non-GAAP)		364	360	357	355	531	4		1	(167)		(31)	359	534	(175)		(33)

Average tangible common equity, Underlying excluding FAMC (non-GAAP)	L	$13,000	$13,071	$13,200	$13,198	$13,266	($71)		(1%)	($266)		(2%)	$13,117	$13,267	($150)		(1%)

Return on average tangible common equity, Underlying excluding FAMC (non-GAAP)	J/L	13.98%	13.41%	12.93%	11.71%	10.43%	57	bps		355	bps		13.01%	9.79%	322	bps
Net income per average common share - basic and diluted and net income per average common share - basic and diluted, Underlying excluding FAMC:
Average common shares outstanding - basic (GAAP)	M	467,338,825	475,957,526	484,744,354	487,500,618	492,149,763	(8,618,701)		(2%)	(24,810,938)		(5%)	478,822,072	502,157,440	(23,335,368)		(5%)
Average common shares outstanding - diluted (GAAP)	N	469,103,134	477,599,917	486,141,695	489,266,826	493,788,007	(8,496,783)		(2)	(24,684,873)		(5)	480,430,741	503,685,091	(23,254,350)		(5)
Net income per average common share - basic (GAAP)	I/M	$0.96	$0.92	$0.88	$0.78	$1.35	$0.04		4	($0.39)		(29)	$3.54	$3.26	$0.28		9
Net income per average common share - diluted (GAAP)	J/M	0.96	0.91	0.88	0.78	1.35	0.05		5	(0.39)		(29)	3.52	3.25	0.27		8
Net income per average common share - basic, Underlying excluding FAMC (non-GAAP)	I/N	0.98	0.93	0.88	0.78	0.71	0.05		5	0.27		38	3.56	2.59	0.97		37
Net income per average common share - diluted, Underlying excluding FAMC (non-GAAP)	J/N	0.98	0.93	0.88	0.78	0.71	0.05		5	0.27		38	3.55	2.58	0.97		38

Key performance metrics, non-GAAP financial measures and reconciliations - Underlying excluding FAMC (continued)

(in millions, except share, per-share and ratio data)

	QUARTERLY TRENDS									FULL YEAR
						4Q18 Change						2018 Change
	4Q18	3Q18	2Q18	1Q18	4Q17	3Q18		4Q17		2018	2017	2017
						$	%	$	%			$	%
Mortgage banking fees, Underlying excluding FAMC:
Mortgage banking fees (GAAP)	$51	$49	$27	$25	$28	$2	4%	$23	82%	$152	$108	$44	41%
Less: Notable items	(4)	—	—	—	—	(4)	(100)	(4)	(100)	(4)	—	(4)	100
Less: FAMC impact	33	24	—	—	—	9	38	33	100	57	—	57	100

Mortgage banking fees, Underlying excluding FAMC (non-GAAP)	$22	$25	$27	$25	$28	($3)	(12%)	($6)	(21%)	$99	$108	($9)	(8%)

Other Income, Underlying excluding FAMC:
Other income (GAAP)	$15	$17	$15	$17	$40	($2)	(12%)	($25)	(63%)	$64	$84	($20)	(24%)
Less: Notable items	(1)	—	—	—	17	(1)	(100)	(18)	(106)	(1)	6	(7)	(117)
Less: FAMC impact	—	—	—	—	—	—	—	—	—	—	—	—	—

Other income, Underlying excluding FAMC (non-GAAP)	$16	$17	$15	$17	$23	($1)	(6%)	($7)	(30%)	$65	$78	($13)	(17%)

Salaries and employee benefits, Underlying excluding FAMC[1]:
Salaries and employee benefits (GAAP)[1]	$483	$474	$453	$470	$450	$9	2%	$33	7%	$1,880	$1,766	$114	6%
Less: Notable items	6	5	—	—	17	1	20	(11)	(65)	11	17	(6)	(35)
Less: FAMC impact	20	16	—	—	—	4	25	20	100	36	—	36	100

Salaries and employee benefits, Underlying excluding FAMC (non-GAAP)[1]	$457	$453	$453	$470	$433	$4	1%	$24	6%	$1,833	$1,749	$84	5%

Outside services, Underlying excluding FAMC:
Outside services (GAAP)	$135	$107	$106	$99	$118	$28	26%	$17	14%	$447	$404	$43	11%
Less: Notable items	19	1	—	—	12	18	NM	7	58	20	12	8	67
Less: FAMC impact	8	5	—	—	—	3	60	8	100	13	—	13	100

Outside services, Underlying excluding FAMC (non-GAAP)	$108	$101	$106	$99	$106	$7	7%	$2	2%	$414	$392	$22	6%

Occupancy, Underlying excluding FAMC:
Occupancy (GAAP)	$92	$81	$79	$81	$80	$11	14%	$12	15%	$333	$319	$14	4%
Less: Notable items	16	—	—	—	—	16	100	16	100	16	—	16	100
Less: FAMC impact	1	1	—	—	—	—	—	1	100	2	—	2	100

Occupancy, Underlying excluding FAMC (non-GAAP)	$75	$80	$79	$81	$80	($5)	(6%)	($5)	(6%)	$315	$319	($4)	(1%)

Equipment expense, Underlying excluding FAMC:
Equipment expense (GAAP)	$74	$70	$64	$67	$67	$4	6%	$7	10%	$275	$263	$12	5%
Less: Notable items	3	—	—	—	—	3	100	3	100	3	—	3	100
Less: FAMC impact	2	1	—	—	—	1	100	2	100	3	—	3	100

Equipment expense, Underlying excluding FAMC (non-GAAP)	$69	$69	$64	$67	$67	$—	— %	$2	3%	$269	$263	$6	2%

Other operating expense, Underlying excluding FAMC[1]:
Other operating expense (GAAP)[1]	$117	$131	$127	$120	$137	($14)	(11%)	($20)	(15%)	$495	$542	($47)	(9%)
Less: Notable items	1	3	—	—	11	(2)	(67)	(10)	(91)	4	26	(22)	(85)
Less: FAMC impact	4	2	—	—	—	2	100	4	100	6	—	6	100

Other operating expense, Underlying excluding FAMC (non-GAAP)[1]	$112	$126	$127	$120	$126	($14)	(11%)	($14)	(11%)	$485	$516	($31)	(6%)

1As of January 1, 2018, we retrospectively adopted ASU 2017-07, Compensation - Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, which requires the service cost component of net periodic pension and postretirement benefit cost to be reported separately in the Consolidated Statements of Operations from the other components. Prior periods have been adjusted to conform with the current period presentation.

Key performance metrics, non-GAAP financial measures and reconciliations - Underlying excluding FAMC (continued)

(in millions, except share, per-share and ratio data)

	QUARTERLY TRENDS									FULL YEAR
						4Q18 Change						2018 Change
	4Q18	3Q18	2Q18	1Q18	4Q17	3Q18		4Q17		2018	2017	2017

						$	%	$	%			$	%
Total assets, Underlying excluding FAMC (period-end):
Total assets (GAAP)	$160,518	$158,598	$155,431	$153,453	$152,336	$1,920	1%	$8,182	5%	$160,518	$152,336	$8,182	5%
Less: FAMC Impact	1,484	1,721	—	—	—	(237)	(14)	1,484	100	1,484	—	1,484	100

Total assets, Underlying excluding FAMC (non-GAAP) (period-end)	$159,034	$156,877	$155,431	$153,453	$152,336	$2,157	1%	$6,698	4%	$159,034	$152,336	$6,698	4%

Total average loans and leases, Underlying excluding FAMC:
Total average loans and leases (GAAP)	$115,893	$113,971	$112,856	$111,115	$110,450	$1,922	2%	$5,443	5%	$113,473	$109,292	$4,181	4%
Less: FAMC Impact	106	66	—	—	—	40	61	106	100	43	—	43	100

Total average loans and leases, Underlying excluding FAMC (non-GAAP)	$115,787	$113,905	$112,856	$111,115	$110,450	$1,882	2%	$5,337	5%	$113,430	$109,292	$4,138	4%

Total average interest-earning assets, Underlying excluding FAMC:
Average interest-earning assets (GAAP)	$143,770	$142,163	$140,525	$138,671	$138,429	$1,607	1%	$5,341	4%	$141,299	$137,482	$3,817	3%
Less: FAMC Impact	857	790	—	—	—	67	8	857	100	415	—	415	100

Total average interest-earning assets, Underlying excluding FAMC (non-GAAP)	$142,913	$141,373	$140,525	$138,671	$138,429	$1,540	1%	$4,484	3%	$140,884	$137,482	$3,402	2%

Total deposits, Underlying excluding FAMC (period-end):
Total deposits (GAAP)	$119,575	$117,075	$117,073	$115,730	$115,089	$2,500	2%	$4,486	4%	$119,575	$115,089	$4,486	4%
Less: FAMC Impact	476	624	—	—	—	(148)	(24)	476	100	476	—	476	100

Total deposits, Underlying excluding FAMC (non-GAAP) (period-end)	$119,099	$116,451	$117,073	$115,730	$115,089	$2,648	2%	$4,010	3%	$119,099	$115,089	$4,010	3%

Total average deposits, Underlying excluding FAMC:
Total average deposits (GAAP)	$117,765	$117,038	$115,142	$113,423	$113,753	$727	1%	$4,012	4%	$115,857	$111,874	$3,983	4%
Less: FAMC Impact	675	442	—	—	—	233	53	675	100	282	—	282	100

Total average deposits, Underlying excluding FAMC (non-GAAP)	$117,090	$116,596	$115,142	$113,423	$113,753	$494	— %	$3,337	3%	$115,575	$111,874	$3,701	3%

Total average demand deposits, Underlying excluding FAMC:
Total average demand deposits (GAAP)	$29,824	$29,703	$28,834	$28,544	$28,868	$121	— %	$956	3%	$29,231	$28,134	$1,097	4%
Less: FAMC Impact	675	442	—	—	—	233	53	675	100	282	—	282	100

Total average demand deposits, Underlying excluding FAMC (non-GAAP)	$29,149	$29,261	$28,834	$28,544	$28,868	($112)	— %	$281	1%	$28,949	$28,134	$815	3%

Forward-Looking Statements

This document contains forward-looking statements within the Private Securities Litigation Reform Act of 1995. Any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.”

Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ, materially, from those in the forward-looking statements include the following, without limitation:

•

negative economic conditions that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits which may affect, among other things, the level of nonperforming assets, charge-offs and provision expense;

•	the rate of growth in the economy and employment levels, as well as general business and economic conditions;

•	our ability to implement our strategic plan, including the cost savings and efficiency components, and achieve our indicative performance targets;

•	our ability to remedy regulatory deficiencies and meet supervisory requirements and expectations;

•	liabilities and business restrictions resulting from litigation and regulatory investigations;

•

our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms;

•	the effect of changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale;

•

changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets;

•	the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin;

•

financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services;

•

a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber-attacks; and management’s ability to identify and manage these and other risks.

In addition to the above factors, we also caution that the amount and timing of any future common stock dividends or share repurchases will depend on our financial condition, earnings, cash needs, regulatory constraints, capital requirements (including requirements of our subsidiaries), and any other factors that our board of directors deems relevant in making such a determination. Therefore, there can be no assurance that we will pay any dividends to holders of our common stock, or as to the amount of any such dividends.

More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in Part I, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the United States Securities and Exchange Commission on February 24, 2018.

Note: Percentage changes, per share amounts and ratios presented in this document are calculated using whole dollars.

Item 9.01   Financial Statements and Exhibits.

	Exhibit Number	Description

(d)	Exhibit 99.1	Citizens Financial Group, Inc. financial supplement for fourth quarter and full year 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS FINANCIAL GROUP, INC.

By:	/s/ John F. Woods
John F. Woods
Chief Financial Officer

Date: January 22, 2019